UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2010

GC CHINA TURBINE CORP.
(Exact Name of Registrant as Specified in its Charter)

Nevada	001-33442	98-0536305
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 86, Nanhu Avenue, East Lake Development Zone, Wuhan, Hubei Province 430223 People’s Republic of China
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  +8627-8798-5051

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02.	Results of Operations and Financial Condition.

As described in Item 7.01, GC China Turbine Corp. (the “Company”) is furnishing this Current Report on Form 8-K in connection with the disclosure of information in a presentation of the Company to be presented to various investors, beginning on March 6, 2011, discussing, among other things, the Company’s estimated 2010 revenue and net income and its business outlook through the end of 2011.    The disclosure provided in Item 7.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 2.02.

The information in this Item 2.02 of Current Report on Form 8-K (including the Exhibit 99.1) is furnished pursuant to Item 2.02 and shall not be deemed to be “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Resignation of Christopher Walker Wadsworth

Effective March 4, 2010, Mr. Christopher Walker Wadsworth resigned as a member of the Board of Directors of the Company.

(b)	Appointment of Cary Zhou

Effective upon Mr. Wadsworth’s resignation, the Board of Directors of the Company appointed Mr. Cary Zhou as a member of the Board of Directors.  Mr. Zhou is a senior partner with NewMargin Ventures (“NewMargin”), one of the first independent and professionally managed private equity fund management companies in China to undertake the management of both domestic and offshore funds. NewMargin currently has over US$1 billion under management and to-date has invested more than US$600 million in over 100 companies. Of these, over 30 have gone public in domestic or international stock exchanges. Over the years, Mr. Zhou has worked throughout China beginning with AT&T Bell Labs as senior engineer for telecommunications, followed by a move to Lucent Technology (China) resulting in his role as a Vice President, Sales & Marketing, prior to his joining NewMargin in 2007.  Also while at Lucent, Mr. Zhou was the Chief Representative of Lucent Technology for southern China, where he was responsible for the oversight of all of Lucent’s activities in the region, including with respect to government relationships.  Mr. Zhou also set up the Lucent Joint Venture in China and was the General Manager for Lucent Technologies of Shanghai Joint Venture.

Mr. Zhou received his B.S. and M.S. degrees in Electrical Engineering from the Polytechnic University of New York.  The Board of Directors appointed Mr. Zhou to the board due to his lengthy industry background, extensive government relationships in China, experience with publicly traded companies and demonstrated business expertise, which the Board believes will prove to be an extraordinary asset for the Company.

Mr. Zhou has no family relationships with any of the Company’s directors or executive officers.  However, as stated above, Mr. Zhou is a senior partner of New Margin, which controls New Margin Growth Fund L.P., a 10% stockholder of the Company.

Section 7 - Regulation FD

Item 7.01.	Regulation FD Disclosure.

The following information is being provided under Item 7.01 Regulation FD Disclosure in this Current Report on Form 8-K:  Presentation of GC China Turbine Corp. to be presented to various investors, beginning on March 6, 2011, filed as Exhibit 99.1 hereto.

The information in this Item 7.01 is being furnished, not filed, pursuant to Regulation FD.  Accordingly, the information in Item 7.01 and Exhibit 99.1 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.  The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Section 9 - Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Description

99.1	Presentation of GC China Turbine Corp. to be presented to various investors, beginning on March 6, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2011	GC CHINA TURBINE CORP.

	By:	/s/ Ping Ye
Ping Ye
Chief Financial Officer